EX-99.77Q1(e) - Copies of any new or amended Registrant investment advisory contracts
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Annex A dated April 30, 2009 to the Management Agreement among Registrant,
Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management
International on behalf of the Growth and Income, Mid Cap Value, Structured
Small Cap Equity, Structured U.S. Equity, Capital Growth, Government Income,
Core Fixed Income, Growth Opportunities, Money Market and Strategic
International Equity Funds is incorporated herein by reference to Exhibit (d)(4)
to Post-Effective Amendment No. 20 to the Registrant’s Registration Statement
on Form N-1A filed with the Securities and Exchange Commission on April 29, 2009
(Accession No. 0000950123-09-007499).